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                     HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                      EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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                                                                      For the
                                                                Thirteen Weeks Ended
                                                                --------------------

                                                              April 5,        March 31,
                                                                1996             1995
                                                                ----             ----


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PRIMARY

  Net income applicable to common stock                     $    739,469    $    628,939
                                                            ------------    ------------


  Weighted average shares:
   Average shares outstanding                                  6,217,142       6,233,442

     Dilutive stock options based upon
     application of the treasury stock
     method using average market price                             8,818          19,304
                                                            ------------    ------------


      Total shares                                             6,225,960       6,252,746
                                                            ============    ============

  Net income per share                                      $       0.12    $       0.10
                                                            ============    ============

FULLY DILUTED
  Net income applicable to common stock                     $    739,469    $    628,939
                                                            ------------    ------------


  Weighted average shares
   Average shares outstanding                                  6,217,142       6,233,442
     Dilutive stock options based upon
     application of the treasury stock method
     using market price at end of period or
     average market price, if greater                              8,818          19,789
                                                            ------------    ------------


      Total shares                                             6,225,960       6,253,231
                                                            ============    ============

  Net income per share                                      $       0.12    $       0.10
                                                            ============    ============

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